EXHIBIT 3.1

AMENDED AND RESTATED

BYLAWS

OF

OSI SYSTEMS, INC.

(a Delaware corporation)

As adopted on January 25, 2023

OFFICES

Registered Office. The registered office of OSI Systems, Inc., a Delaware corporation (the “Corporation”), shall be fixed in the Certificate of Incorporation of the Corporation.

Other Offices. The Corporation shall also have and maintain a principal executive office at 12525 Chadron Avenue, Hawthorne, CA 90250 and other offices at such place or places within and without the State of Delaware as the Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.

MEETINGS OF STOCKHOLDERS

Place of Meetings. Meetings of stockholders shall be held either at the principal executive office of the Corporation or at any other place within or without the State of Delaware which may be designated by the Board and provided in notice of the meeting.

Annual Meetings. The annual meetings of the stockholders shall be held on such date and at such time as may be fixed by the Board. At such meetings, directors shall be elected and any other proper business may be transacted.

Special Meetings.

Special meetings of the stockholders for any purpose or purposes may be called only (i) by the Chairman of the Board of Directors, (ii) by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, (iii) the Chief Executive Officer or (iv) by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 3 from stockholders of record as of the record date fixed in accordance with Section 3(d) who hold, in the aggregate, at least 10% percent of the voting power of the outstanding shares of the Corporation. The notice of a special meeting shall state the purpose or purposes of such special meeting. The business to be conducted at the special meeting shall be limited to the purpose or purposes stated in such notice. Except in accordance with this Section 3, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the board of directors at a special meeting must also comply with the requirements set forth in Section 14 and Section 15.

No stockholder may demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 3(a) unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

To be in proper form for purposes of this Section 3, a request by a stockholder for the Board of Directors to fix a Demand Record Date shall set forth:

As to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 13(c)(i), except that for purposes of this Section 3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 13(c)(i));

As to each Requesting Person, any Disclosable Interests (as defined in Section 13(c)(ii), except that for purposes of this Section 3 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 13(c)(ii) and the disclosure in clause (G) of Section 13(c)(ii) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and

If directors are proposed to be elected at the special meeting, the Nominee Information for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 3(c), the term “Requesting Person” shall mean (i) the stockholder making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate of such stockholder or beneficial owner.

Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 3 from any stockholder of record, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 3 to the contrary, no Demand Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 3(f).

Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 3(a) unless stockholders of record as of the Demand Record Date who hold, in the aggregate, more than 10 percent of the voting power of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. Only stockholders of record on the Demand Record Date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 3(a). To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Demand Record Date. To be in proper form for purposes of this Section 3, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (iii) with respect to any stockholder or stockholders submitting a demand to call a special meeting (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), by way of a solicitation statement filed on Schedule 14A) (a “Solicited Stockholder”) the information required to be provided pursuant to this Section 3 by a Requesting Person. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Section 3, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the 61st day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

After receipt of demands in proper form and in accordance with this Section 3 from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with Section 8 of these Bylaws. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Section 4.

In connection with a special meeting called in accordance with this Section 3, the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board of Directors fix a record date for notice and voting for the special meeting in accordance with this Section 3 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 3 shall be true and correct as of the record date for stockholders entitled to vote at the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any request or demand provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted a request or demand hereunder to amend or update any such request or demand, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 3 except in accordance with this Section 3. If the Board of Directors shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 3, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 3, then the Board of Directors shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 3, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.

Notice of Annual or Special Meeting. Except as otherwise provided by law, written notice of each annual or special meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the purpose or purposes for which the meeting is called, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders, but, subject to the provisions of applicable law, the Certificate of Incorporation and these Bylaws, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

Notice of a stockholders’ meeting shall be given either personally or by mail or by other means of written or electronic communication, addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is directed to the stockholder in the manner consented to by the stockholder. Any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided by Section 232 of the Delaware General Corporation Law. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the giving of such notice. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after the meeting, and to the extent permitted by law, will be waived by any stockholder by attendance thereat, in person or by proxy, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Notwithstanding the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 4.

Quorum. A majority of the issued and outstanding stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is not present or represented at any meeting of the stockholders, then either (a) the chairman of the meeting or (b) holders of a majority of the shares of stock entitled to vote who are present, in person or in proxy, at the place of the meeting shall have power to adjourn the meeting to another place, date or time in accordance with Section 6 of this Article.

Adjourned Meeting and Notice Thereof. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken or in any other manner permitted by the Delaware General Corporation Law; provided, however, when any stockholders’ meeting is adjourned for more than thirty (30) days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as in the case of an original meeting.

Voting. Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by the Certificate of Incorporation, these bylaws, applicable law or any other rules and regulations applicable to the Corporation or shares of its capital stock (including the rules and regulations of any stock exchange on which shares of the Corporation’s capital stock are traded), all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Record Date. The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to the exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than thirty (30) days. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the next business day next preceding the day on which the meeting is held.

Consent of Absentees. The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice, except as provided in the Certificate of Incorporation or these Bylaws.

Action by Written Consent in Lieu of a Meeting.

Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by holders of record on the record date established as pursuant to Section 10(b) below (the “Written Consent Record Date”) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that in the case of the election or removal of directors by written consent, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, further, however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not theretofore been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. Any such consent shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of stockholders are recorded. Delivery shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 10, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in this Section 10. Only stockholders of record on the Written Consent Record Date shall be entitled to consent to corporate action in writing without a meeting.

Without qualification, any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 10(b) from any such stockholder, the Board of Directors may adopt a resolution fixing a Written Consent Record Date for the purpose of determining the stockholders entitled to take such action, which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10) day period after the date on which such a request is received, (i) the Written Consent Record Date for determining stockholders entitled to consent to such action, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 10, and (ii) the Written Consent Record Date for determining stockholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

To be in proper form for purposes of this Section 10, a request by a stockholder for the Board of Directors to fix a Written Consent Record Date shall set forth:

As to each Soliciting Person (as defined below), the Stockholder Information (as defined in Section 13(c)(i), except that for purposes of this Section 10 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 13(c)(i));

As to each Soliciting Person, any Disclosable Interests (as defined in Section 13(c)(ii), except that for purposes of this Section 10 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 13(c)(ii) and the disclosure in Section 13(c)(iii) shall be made with respect to the action or actions proposed to be taken by written consent);

As to the action or actions proposed to be taken by written consent, (A) a reasonably brief description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person, (B) the text of the resolutions or consent proposed to be acted upon by written consent of the stockholders, and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Soliciting Persons and (y) between or among any Soliciting Person and any other record or beneficial owner of capital stock of the Corporation (including their names) in connection with the request or such action or actions; and

If directors are proposed to be elected by written consent, the Nominee Information for each person whom a Requesting Person proposes to elect as a director by written consent.

For purposes of this Section 10, the term “Soliciting Person” shall mean (i) the stockholder making a request for the Board of Directors to fix a record date and proposing the action or actions to be taken by written consent, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate of such stockholder or beneficial owner.

In connection with an action or actions proposed to be taken by written consent in accordance with this Section 10, the stockholder or stockholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 10 shall be true and correct as of the record date for determining the stockholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any written consent provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted a written consent hereunder to amend or update any proposal, including by changing or adding nominees, matters, business or proposed resolutions.

Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 10. If the Board of Directors shall determine that any request to fix a Written Consent Record Date or to take stockholder action by written consent was not properly made in accordance with this Section 10, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 10, then the Board of Directors shall not be required to fix a Written Consent Record Date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 10 with respect to stockholders seeking to take an action by written consent, each such Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

Proxies. Each stockholder entitled to vote at a meeting of stockholders has the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Exchange Act, filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the Delaware General Corporation Law. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Inspector of Election. In advance of any meeting of stockholders, the Board may appoint any person to act as the inspector of election at such meeting and any adjournment thereof. If the inspector of election is not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any stockholder or stockholder’s proxy shall, make such appointment at the meeting. The duties of such inspector shall include: determining, and certifying as appropriate, the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders.

Notice of Business to be Brought Before a Meeting.

At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i)  specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairman of the Board, or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 13 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 13 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. For purposes of this Section 13, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 14 and this Section 13 shall not be applicable to nominations except as expressly provided in Section 14.

Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 13. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the one hundred twentieth (120th) day prior to such annual meeting and not later than (i) the ninetieth (90th) day prior to such annual meeting or, (ii) if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

To be in proper form for purposes of this Section 13, a stockholder’s notice to the Secretary shall set forth:

As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal, and (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of such proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or person(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation (including their names) in connection with the proposal of such business by such stockholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 13, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 13 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 13. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 13, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

This Section 13 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 13 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 13 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Notice of Nominations for Election to the Board of Directors.

Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (ii) by a stockholder present in person who (A) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 14 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 14 and Section 15 as to such notice and nomination. For purposes of this Section 14, “present in person” shall mean that the stockholder nominating any person for election to the Board of Directors at the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (1) provide Timely Notice (as defined in Section 13) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 14 and Section 15, and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 14 and Section 15. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 14 and Section 15 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 14. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 13) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. In no event may a Nominating Person provide Timely Notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in this Section 14(b) or (iii) the tenth day following the date of public disclosure (as defined in Section 13) of such increase.

To be in proper form for purposes of this Section 14, a stockholder’s notice to the Secretary shall set forth:

As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 13(c)(i), except that for purposes of this Section 14 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 13(c)(i));

As to each Nominating Person, any Disclosable Interests (as defined in Section 13(c)(ii), except that for purposes of this Section 14 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 13(c)(ii) and the disclosure with respect to the business to be brought before the meeting in of Section 13(c)(ii) shall be made with respect to the election of directors at the meeting); and provided that, in lieu of including the information set forth in Section 13(c)(ii)(F), the Nominating Person’s notice for purposes of this Section 14 shall include a representation as to whether the Nominating Person intends or is part of a group which intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect any nominee or (y) solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and

As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 14 and Section 15 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of shareholders at which directors are to be elected and to serving as a director for a full term if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 15.

For purposes of this Section 14, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation

A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 14 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

In addition to the requirements of this Section 14 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s candidates. If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

Additional Requirements for Valid Nominations of Candidates to Serve as Director and, If Elected, to be Seated as Directors.

To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 14 and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in the form provided by the Corporation upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in the form provided by the Corporation upon written request of any stockholder of record therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed to the Corporation, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the Director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Nominating Person.

A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 15, if necessary, so that the information provided or required to be provided pursuant to this Section 15 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 14 and this Section 15, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 14 and this Section 15, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 14 and this Section 15.

DIRECTORS

Powers. Subject to limitations of the Certificate of Incorporation, of these Bylaws and of the Delaware General Corporation Law relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Number of Directors. The number of directors shall be determined from time to time by resolution of the Board, within the range set forth in the Certificate of Incorporation. No reduction of the authorized number of directors shall have the effect of shortening the term of any incumbent director.

Election and Term of Office. The directors shall be elected at each annual meeting of the stockholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

Vacancies. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Except as otherwise provided by law, vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, provided that a vacancy created by the removal of a director by the stockholders may be filled only by the vote of a majority of the shares entitled to vote for the election of such director in person or represented at a duly called and convened meeting of stockholders, or by the written consent of holders of a majority of the outstanding shares entitled to vote in the election of such director. Each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified.

Any person who has been declared of unsound mind by an order of court or convicted of a felony shall cease to be qualified as a director.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Place of Meeting. Regular or special meetings of the Board shall be held at any place within or without the State of Delaware which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation.

Regular Meetings. Immediately following each annual meeting of stockholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Call and notice of all such regular meetings of the Board is hereby dispensed with. Other regular meetings of the Board shall be held without call on such dates and at such times as may be fixed by the Board, and shall be subject to the notice requirements set forth in Section 7 of this Article.

Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chief Executive Officer, Chairman of the Board, or by any two (2) directors.

Special meetings of the Board shall be held upon three (3) days’ written notice by mail or twenty-four (24) hours’ notice given personally or by telephone, telecopier, e-mail or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director’s address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated in person or by telephone or wireless, to the recipient or to a person at the office or residence of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Quorum. A majority of the authorized number of directors, constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Certificate of Incorporation.

Participation in Meetings by Conference Telephone. Members of the Board or any committee thereof may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

Waiver of Notice. The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or delivers a waiver by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

Action Without Meeting. Any action required or permitted to be taken by the Board, or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, shall consent in writing or by electronic communication to such action, and such writing or writings (or communications) are duly filed with the minutes of proceedings of the Board or committee, as the case may be.

Rights and Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

Committees. The Board may appoint one or more committees, each consisting of one or more directors, and delegate to such committees any of the authority of the Board except with respect to:

The approval of any action for which the Delaware General Corporation Law also requires stockholders’ approval;

The filling of vacancies on the Board or in any committee;

The amendment or repeal of Bylaws or the adoption of new Bylaws;

The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable; or

The appointment of other committees of the Board or the members thereof.

Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated a name as the Board shall specify. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

Submission of Resignation Upon Material Change in Occupation or Business Association. A director shall submit a letter of resignation to the Board upon such individual director’s material change in principal occupation or business association. Such a letter of resignation shall become effective only if accepted by the Board.

OFFICERS

Officers. The officers of the Corporation shall be a Chief Executive Officer, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a President, a Chief Operating Officer, one or more Vice Presidents (who may be designated as executive or senior vice presidents as the Board may, from time to time, deem necessary), one or more Assistant Secretaries, one or more Assistant Financial Officers and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

Election. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

Subordinate Officers. The Board may appoint, and may empower the Chief Executive Officer or the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine. Any officer appointed pursuant to this Section 3 may be removed, with or without cause, by the Board or any such officer upon whom the power of removal has been conferred by the Board at any time. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment.

Removal and Resignation. Any officer not appointed in accordance with the provisions of Section 3 or 5 hereof may be removed, either with or without cause, by the Board at any time. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment.

Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

Chairman of the Board. The Chairman of the Board, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

Chief Executive Officer. The Chief Executive Officer, shall be subject to the control of the Board and have general supervision, direction and control of the business and the officers of the corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and shall act as Chairman of the Board unless the Board has appointed a different person as Chairman.

President; Chief Operating Officer. The President or the Chief Operating Officer has the general powers and duties of management usually vested in the office of president, general manager and chief operating officer of a corporation and such other powers and duties as may be prescribed by the Board. In the absence of the Chief Executive Officer, the President shall perform the duties required of the Chief Executive Officer under these Bylaws.

Vice President. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

Secretary. The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal executive offices or business office.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Chief Financial Officer. The Chief Financial Officer is the principal financial officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the Chief Executive Officer or the President or directors, whenever they request it, an account of all transactions entered into as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

OTHER PROVISIONS

Inspection of Corporate Records. The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records permitted by the Delaware General Corporation Law and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

In addition to the inspections rights set forth in Section 1(a) above and those available under the Delaware General Corporation Law, any stockholder or stockholders holding at least 5 percent in the aggregate of the outstanding voting shares of the Corporation or who hold at least 1 percent of those voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission shall have an absolute right to do either or both of the following: (1) inspect and copy the record of stockholder’s names and addresses and stockholdings during usual business hours upon five business days’ prior written demand upon the Corporation, or (2) obtain from the transfer agent for the Corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the stockholder by the transfer agent upon request), a list of the stockholders’ names and addresses, who are entitled to vote for the election of directors, and their stockholdings, as of the most recent record date for which it has been compiled or as of a date specified by the stockholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled. The Corporation shall have the responsibility to cause its transfer agent to comply with this subsection.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Inspection of Bylaws. The Corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by stockholders at all reasonable times, during office hours. If the principal executive office of the Corporation is located outside the State of Delaware and the Corporation has no principal business office in such state, it shall upon the written notice of any stockholder furnish to such stockholder a copy of these Bylaws as amended to date.

Endorsement of Documents; Contracts. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereof executed or entered into between the Corporation and any other person, when signed by the Chief Executive Officer, the Chairman of the Board or the President, shall be valid and binding on the Corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by another person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or a Vice President and by the Chief Financial Officer or an Assistant Financial Officer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

Except as provided in this section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the Corporation may require that the Corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Representation of Shares of other Corporations. The President, the Chief Executive Officer, the Chief Financial Officer or any other officer or officers authorized by the Board, the Chief Executive Officer, the President or the Chief Financial Officer are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Stock Purchase Plans. The Corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the Corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment and option or obligation on the part of the Corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

Stockholder Rights Plans.

Except as provided in Section 7(b), the Board shall seek stockholder approval prior to its adoption of (a) any Stockholder Rights Plan with a term of more than 12 months or (b) any amendment which has the effect of extending the term of a Stockholder Rights Plan.

The Board may adopt any Stockholders Right Plan or amendment which has the effect of extending the term of a Stockholder Rights Plan, provided that the Board, in the exercise of its fiduciary duties, determines that, under the circumstances existing at the time, it is in the best interests of the stockholders of the Corporation to adopt or extend a Stockholders Rights Plan without delay, and provided further that the Board submits any Stockholders Right Plan adopted or extended pursuant to this Section 7(b) to the stockholders for ratification at a meeting to be held within 12 months of such adoption or extension of the Stockholders Rights Plan by the Board. If the adoption or extension of the Stockholders Rights Plan is not approved by the majority of the outstanding shares entitled to vote at the meeting, then the Stockholders Rights Plan shall immediately terminate.

“Stockholder Rights Plan” refers in this Section 7 to any stockholder rights plan, rights agreement or any other form of rights plan generally referred to as a “poison pill” which is designed to or has the effect of making an acquisition of significant holdings of the corporation’s shares of stock more difficult or expensive.

Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Delaware General Corporation Law shall govern the construction of these Bylaws.

INDEMNIFICATION

Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 4, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.

Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense asserted against or incurred by such person in or arising from that capacity, or arising out of his or her status as such, whether or not the Corporation would otherwise have the power or the obligation to indemnify the person against such liability or expense. The Corporation shall not be obligated under these Bylaws to make any payment in connection with any claim made against any person if and to the extent that such person has actually received payment therefor under any insurance policy or policies.

Expenses Payable in Advance. Expenses (including attorneys’ fees and expenses) incurred by a director or officer, or a former director or officer, in defending, investigating, preparing to defend, or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against him or her in his her capacity as an officer or director of the Corporation, whether civil or criminal, shall be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or claim upon receipt by the Corporation of a request therefor and an undertaking by or on behalf of the director or officer, or former director or officer, to repay such amounts if it ultimately shall be determined by final judicial decision from which there is no further right of appeal that he or she is not entitled to be indemnified by the Corporation.

Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Amendment or Repeal. Any repeal or modification of the provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article VII, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and

(y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article VII. This provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article VII shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

AMENDMENTS

These Bylaws may be repealed, altered or amended or new Bylaws adopted at any meeting of the stockholders, either annual or special, by the affirmative vote of at least a majority of the stock entitled to vote at such meeting, unless a larger vote is required by these Bylaws or the Certificate of Incorporation. The Board shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws by unanimous written consent or at any annual, regular, or special meeting of the Board by the affirmative vote of a majority of the whole number of directors.